EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

     NAME OF SUBSIDIARY                          STATE OF INCORPORATION
     ------------------                          ----------------------

 Mountain Eagle Homes, Inc.                              Colorado